Exhibit 99.1

Investor Contact: Paul Fehlman, Vice President Financial Planning & Analysis and Investor Relations (972) 443-6517 Media Contact: Steve Boone, Director Global Communications and Public Affairs, (972) 443-6644

FOR IMMEDIATE RELEASE

Flowserve Announces Expected 2010 EPS to be in the Range of $6.80 to $6.90

Includes Approximately $18 Million, or $0.24 Per Share, in 2010 Realignment

Charges and Net Currency Charges of Approximately $0.37 Per Share

2010 Full Year Bookings of Approximately $4.2 Billion and Year End Backlog of

Approximately $2.6 Billion

Forecasts 2011 EPS Target Range of $7.10 to $8.00

DALLAS, January 24, 2011 – Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced that it now sees 2010 EPS in the forecasted range of $6.80 to $6.90. While results are not yet final, this current range includes approximately $18 million, or $0.24 per share, in 2010 realignment costs, a dilutive effect of the 2010 Valbart acquisition of approximately $0.16 per share, and net currency charges of approximately $0.37 per share, which includes approximately $0.13 per share related to the 2010 Venezuelan Bolivar devaluation.

“I am proud of the continued dedication our employees demonstrated in closing the year out strong,” said Mark Blinn, Flowserve president and chief executive officer. “Our company faced numerous challenges in 2010, but throughout we remained focused on our strategy, adding customer value and executing on cost controls. This helped us make significant progress in our ongoing efforts to optimize our global footprint and drive disciplined profitable growth over the long term. Our continued emphasis on execution and pricing discipline supported our fourth quarter and full year results, as we were able to maintain expected fourth quarter 2010 operating margins of around 14%, or approaching 16% excluding realignment costs and the impact of the Valbart acquisition.”

Bookings for full year 2010 were approximately $4.2 billion, up 8.8%, or 9.1% excluding currency effects, compared to full year 2009. Bookings for the fourth quarter 2010 were approximately $1.0 billion, up 9.4%, or 12.3% excluding currency effects, compared to the fourth quarter 2009. Aftermarket bookings for full year 2010 were approximately $1.7 billion, up 10.0%, or 9.3% excluding currency effects, compared to full year 2009. Aftermarket bookings for the fourth quarter 2010 were approximately $445 million, up 16.3%, or 17.8% excluding currency effects, compared to the fourth quarter 2009. The company’s backlog at December 31, 2010 was approximately $2.6 billion, compared to $2.4 billion at December 31, 2009.

“During the fourth quarter, we continued to see some improvements in our short cycle OEM business and solid increases in our aftermarket bookings, which further increased our aftermarket backlog and reinforces our confidence in our end user strategy,” said Blinn. “While our long cycle large order activity will likely continue to be choppy and competitive in 2011, we remain confident in the long term opportunities presented by our markets.”

The company had solid cash flow performance in the fourth quarter of 2010, ending the year with a cash balance of approximately $560 million. In addition to capital expenditures, dividends, share repurchases and pension contributions, this ending balance included the effects of significant cash usages of approximately $200 million for the purchase of Valbart in the third quarter and approximately $40 million to liquidate debt in completing the company’s new $1 billion, five–year credit facility in the fourth quarter. As a result, cash exceeded total debt by approximately $30 million at December 31, 2010.

The company also announced its forecasted 2011 EPS target range of $7.10 to $8.00, indicating the second half of the year is expected to be stronger than the first half. The company added that this forecast assumes current exchange rates, a somewhat higher tax rate compared to 2010 and some anticipated limited realignment spending.

“Our opening 2010 backlog included some long cycle orders that were shipped in the first half of the year that had been booked at more favorable 2008 pricing levels,” said Dick Guiltinan, Flowserve senior vice president, finance and chief accounting officer. “In comparison, we enter 2011 with opening backlog that contains long cycle orders taken in 2010 and late 2009 during a more challenging pricing period. However, as 2011 unfolds, we expect the resulting margin pressures to be increasingly offset by some of the higher beginning 2011 backlog converting to shipments, additional expected realignment savings and operational efficiencies, contributions from Valbart as we work through its integration and improved performance of our Industrial Product Division.”

Blinn added, “Our higher aftermarket backlog and the improvements that we have seen in the short cycle OEM business, combined with our continued focus on cost controls and our global growth initiatives, also support our forecast for 2011. The demonstrated earnings power of our business platform allows us to enter 2011 fully focused on capitalizing on our attractive long-term market potential.”

As previously announced, Flowserve plans to file its 2010 Annual Report on Form 10-K and announce its finalized fourth quarter and full year 2010 financial results on Wednesday, February 23 and hold its conference call on Thursday, February 24.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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